FRP HOLDINGS, INC./NEWS

Contact: John D. Baker III

             Chief Financial Officer                                                                                        904/858-9100

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2023

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; May 10, 2023 –

First Quarter Operational Highlights

•	34.9% increase in pro-rata NOI ($6.99 million vs $5.18 million) over first quarter 2022
•	Mining Royalties’ had its highest revenue quarter ever for the second quarter in a row; 10.77% increase in royalties per ton
•	27.5% increase in Asset Management revenue versus same period last year; 60.6% increase in Asset Management NOI versus first quarter 2022

First Quarter Consolidated Results of Operations

Net income for the first quarter of 2023 was $565,000 or $.06 per share versus $672,000 or $.07 per share in the same period last year. The first quarter of 2023 was impacted by the following items:

•	Operating profit increased $1,490,000 compared to the same quarter last year due to improved revenues and profits in all four segments.
•	Interest expense increased $268,000 compared to the same quarter last year due to less capitalized interest. We capitalized less interest because of fewer in-house and joint venture projects under development this quarter compared to last year.
•	Interest income increased $1,484,000 due primarily to an increase in interest earned on cash equivalents.
•	Equity in loss of Joint Ventures increased $2,021,000 due to losses during lease up at The Verge and .408 Jackson.
•	First quarter last year included a $733,000 gain on sales of excess property at Brooksville.

First Quarter Segment Operating Results

Asset Management Segment:

Total revenues in this segment were $1,070,000, up $231,000 or 27.5%, over the same period last year. Operating profit was $295,000, up $147,000 from $148,000 in the same quarter last year. Revenues and operating profit are up because of rent growth at Cranberry Run, full occupancy at 1865 62nd Street which was placed into service in the fourth quarter of 2021. We now have nine buildings in service at three different locations totaling 548,785 square feet of office and industrial. At quarter end, we were 99.4%

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leased and 91.4% occupied. Net operating income in this segment was $787,000, up $297,000 or 60.6% compared to the same quarter last year.

Mining Royalty Lands Segment:

Total revenues in this segment were $3,282,000 versus $2,425,000 in the same period last year. Total operating profit in this segment was $2,790,000, an increase of $701,000 versus $2,089,000 in the same period last year. This increase is the result of the additional royalties from the acquisition in Astatula, Florida, which we completed at the beginning of the second quarter 2022, as well as increases in revenue at nearly every active location. Net Operating Income this quarter for this segment was $3,148,000, up $856,000 or 37% compared to the same quarter last year.

Development Segment:

With respect to ongoing projects:

•	We are the principal capital source of a residential development venture in Prince George’s County, Maryland known as “Amber Ridge.” Of the $18.5 million in committed capital to the project, $17.1 million in principal draws have taken place through quarter end. Through the end of March 31, 2023, 144 of the 187 units have been sold, and we have received $17.5 million in preferred interest and principal to date.
•	Bryant Street is a mixed-use joint venture between the Company and MRP in Washington, DC consisting of four buildings: The Coda, The Chase 1A, The Chase 1B, and one commercial building 90% leased to an Alamo Draft House movie theater. At quarter end, the Coda was 93.51% leased and 92.86% occupied, The Chase 1B was 89.44% leased and 85.71% occupied, and The Chase 1A was 89.53% leased and 93.60% occupied. In total, at quarter end, Bryant Street’s 487 residential units were 90.8% leased and occupied. Its commercial space was 84.2% leased and 79.0% occupied at quarter end.
•	Lease-up is now underway at The Verge, and at quarter end, the building was 32.0% leased and 23.6% occupied. Retail at this location is 45.0% leased. The Verge received its final certificate of occupancy this past quarter. This is our third mixed-use project in the Anacostia waterfront submarket in Washington, DC.
•	.408 Jackson is our second joint venture project in Greenville. Leasing began in the fourth quarter of 2022 with residential units 52.9% leased and 29.1% occupied at quarter end. Retail at this location is 100% leased and currently under construction and expected to open during the fourth quarter of this year. The building received its final certificate of occupancy this past quarter.
•	Final vertical construction at the Hollander Business Park was completed in the quarter with delivery of 1941 62nd Street, a 101,750 square foot build-to-suit warehouse. Subsequent to quarter end, the park was fully leased and occupied.
•	Grading permits for a 258,545 square-foot warehouse building on Chelsea Road in Aberdeen, Maryland were submitted to the governing agencies for approval. Subsequent to the end of the quarter, Harford County issued a moratorium on any future industrial development with the
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exception of projects that had already received preliminary site plan approval. Because this project qualified for the exception, it is not subject to the moratorium and can proceed as planned.

Stabilized Joint Venture Segment:

In the fourth quarter of 2022, as part of our new partnership with Steuart Investment Company and MidAtlantic Realty Partners, we sold a 20% ownership interest in a tenancy-in-common (TIC) of Dock 79 and The Maren for $65.3 million, $44.5 million attributable to the Company, placing a combined valuation of the two buildings at $326.5 million.

Total revenues in this segment were $5,276,000, an increase of $216,000 versus $5,060,000 in the same period last year. The Maren’s revenue was $2,591,000 an increase of 7.5% and Dock 79 revenues increased $34,000 to $2,685,000 or 1.3%. Total operating profit in this segment was $804,000, an increase of $438,000 versus $366,000 in the same period last year. Pro-rata net operating income this quarter for this segment was $2,022,000, down $116,000 or 5.4% compared to the same quarter last year because of the sale of our 20% TIC interest in both properties to SIC, mitigated by $222,000 in NOI from our pro-rata share Riverside.

At the end of March, The Maren was 96.59% leased and 93.18% occupied. Average residential occupancy for the quarter was 95.54%, and 50% of expiring leases renewed with an average rent increase on renewals of 7.98%. The Maren is a joint venture between the Company and MRP and SIC, in which FRP Holdings, Inc. is the majority partner with 56.3% ownership.

Dock 79’s average residential occupancy for the quarter was 92.79%, and at the end of the quarter, Dock 79’s residential units were 92.46% leased and 93.44% occupied. This quarter, 65.12% of expiring leases renewed with an average rent increase on renewals of 4.52%. Dock 79 is a joint venture between the Company and MRP and SIC, in which FRP Holdings, Inc. is the majority partner with 52.8% ownership.

During the third quarter of 2022, we achieved stabilization at our Riverside Joint Venture in Greenville, South Carolina. At quarter end, the building was 96.5% leased with 95.0% occupancy. Average occupancy for the quarter was 94.42% with 55.17% of expiring leases renewing with an average rental increase of 11.40%. Riverside is a joint venture with Woodfield Development and the Company owns 40% of the venture.

Summary and Outlook

Royalty revenue for this quarter was up 35.35% over the same period last year. This marks the third year in a row we have begun the year with the best first quarter of revenue in segment history. It also marks the second quarter in a row with the highest revenue quarter for any period ever. Revenue for the last twelve months was $11,540,000, an increase of 20.51% over the same period last year. This is the first time we have achieved revenues in this segment surpassing $11 million in any twelve-month period.

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In Stabilized Joint Ventures, both The Maren and Dock 79 enjoyed renewal rates in line with expectations (50.00% and 65.12% respectively) and strong increases in rents on those renewals (7.98% and 4.52% respectively). Pro-rata NOI is down for the segment, which is to be expected after selling 20% of our share to SIC. NOI for the two projects as a whole increased 5.3% compared to the same period last year ($3,302,000 vs $3,137,000). Riverside in Greenville (which was added to this segment in the third quarter of last year) has maintained strong occupancy (94.42% this quarter) post stabilization. The renewal rate on expiring leases (55.17%) is in line with expectations, but the increase on renewals of 11.40% speaks to the attractiveness of the asset and the strength of this market. Our pro-rata share of NOI at Riverside this quarter was $222,000.

In our Asset Management Segment, overall leasing and occupancy increased compared to the same period last year leading to a 60.6% increase in Net Operating Income. We are currently 100% leased, and 91.4% occupied at our industrial assets. When the final tenant takes occupancy at 1841 62nd Street in the second quarter of 2023, we will be 100% leased and occupied at all 515,077 square feet of our industrial compared to 75.0% leased and 52.5% occupied on 413,327 square feet at the end of 2021.

We will continue to monitor how inflation and interest rates affect our plans moving forward. We have a long-term vision for the future of the Company, but we are not going to rush into anything if the cost of material and debt prevent us from making a reasonable risk adjusted return. As we mentioned in our shareholder letter, we have no plans to institute a major share buyback plan or special dividend, but if we feel like we can repurchase shares at a meaningful discount to net asset value, we will continue to nibble around the edges. We have excellent assets in place; our cash is generating a reasonable return; and we can afford to be patient about putting our plan in place.

Conference Call

The Company will host a conference call on Thursday, May 11, 2023 at 10:00 a.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1- 800-245-3047 (passcode 57458) within the United States. International callers may dial 1-203-518-9783 (passcode 57548). Audio replay will be available until May 25, 2023 by dialing 1-888-566-0825 (no passcode required) within the United States. International callers may dial 1-402-220-0427. An audio replay will also be available on the Company’s investor relations page (https://www.frpdev.com/investor-relations/) following the call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to: the impact of the Covid-19 Pandemic on our operations and financial results; the possibility that we may be unable to find appropriate investment opportunities; levels of construction activity in the markets served by our mining properties; demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area; demand for apartments in Washington D.C. and Greenville, South Carolina; our ability to obtain zoning and entitlements necessary for property development; the impact of lending and capital market conditions on our liquidity; our ability to finance projects or repay our debt; general real estate

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investment and development risks; vacancies in our properties; risks associated with developing and managing properties in partnership with others; competition; our ability to renew leases or re-lease spaces as leases expire; illiquidity of real estate investments; bankruptcy or defaults of tenants; the impact of restrictions imposed by our credit facility; the level and volatility of interest rates; environmental liabilities; inflation risks; cybersecurity risks; as well as other risks listed from time to time in our SEC filings; including but not limited to; our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) leasing and management of commercial properties owned by the Company, (ii) leasing and management of mining royalty land owned by the Company, (iii) real property acquisition, entitlement, development and construction primarily for apartment, retail, warehouse, and office, (iv) leasing and management of a residential apartment building.

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FRP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	MARCH 31,
	2023	2022
Revenues:
Lease revenue	$6,832	6,282
Mining lands lease revenue	3,282	2,425
Total revenues	10,114	8,707

Cost of operations:
Depreciation, depletion and amortization	2,780	2,898
Operating expenses	1,740	1,808
Property taxes	947	1,028
Management company indirect	839	774
Corporate expenses	954	835
Total cost of operations	7,260	7,343

Total operating profit	2,854	1,364

Net investment income	2,382	898
Interest expense	(1,006)	(738)
Equity in loss of joint ventures	(3,625)	(1,604)
Gain on sale of real estate	10	733

Income before income taxes	615	653
Provision for income taxes	209	249

Net income	406	404
Gain (loss) attributable to noncontrolling interest	(159)	(268)
Net income attributable to the Company	$565	672

Earnings per common share:
Net income attributable to the Company-
Basic	$0.06	0.07
Diluted	$0.06	0.07

Number of shares (in thousands) used in computing:
-basic earnings per common share	9,416	9,366
-diluted earnings per common share	9,456	9,417

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FRP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands, except share data)

	March 31	December 31
Assets:	2023	2022
Real estate investments at cost:
Land	$141,578	141,579
Buildings and improvements	281,193	270,579
Projects under construction	2,663	12,208
Total investments in properties	425,434	424,366
Less accumulated depreciation and depletion	59,940	57,208
Net investments in properties	365,494	367,158

Real estate held for investment, at cost	10,298	10,182
Investments in joint ventures	144,677	140,525
Net real estate investments	520,469	517,865

Cash and cash equivalents	173,299	177,497
Cash held in escrow	585	797
Accounts receivable, net	1,333	1,166
Unrealized rents	937	856
Deferred costs	2,410	2,343
Other assets	566	560
Total assets	$699,599	701,084

Liabilities:
Secured notes payable	$178,594	178,557
Accounts payable and accrued liabilities	3,169	5,971
Other liabilities	1,886	1,886
Federal and state income taxes payable	313	18
Deferred revenue	201	259
Deferred income taxes	68,013	67,960
Deferred compensation	1,357	1,354
Tenant security deposits	881	868
Total liabilities	254,414	256,873

Commitments and contingencies

Equity:
Common stock, $.10 par value 25,000,000 shares authorized, 9,503,633 and 9,459,686 shares issued and outstanding, respectively	950	946
Capital in excess of par value	66,281	65,158
Retained earnings	342,882	342,317
Accumulated other comprehensive income (loss), net	(902)	(1,276)
Total shareholders’ equity	409,211	407,145
Noncontrolling interest	35,974	37,066
Total equity	445,185	444,211
Total liabilities and equity	$699,599	701,084

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Asset Management Segment:

	Three months ended March 31
(dollars in thousands)	2023	%	2022	%	Change	%

Lease revenue	$1,070	100.0%	839	100.0%	231	27.5%

Depreciation, depletion and amortization	278	26.0%	234	27.9%	44	18.8%
Operating expenses	141	13.2%	168	20.0%	(27)	-16.1%
Property taxes	60	5.6%	53	6.3%	7	13.2%
Management company indirect	114	10.6%	92	11.0%	22	23.9%
Corporate expense	182	17.0%	144	17.2%	38	26.4%

Cost of operations	775	72.4%	691	82.4%	84	12.2%

Operating profit	$295	27.6%	148	17.6%	147	99.3%

Mining Royalty Lands Segment:

	Three months ended March 31
(dollars in thousands)	2023	%	2022	%	Change	%

Mining lands lease revenue	$3,282	100.0%	2,425	100.0%	857	35.3%

Depreciation, depletion and amortization	183	5.6%	55	2.3%	128	232.7%
Operating expenses	17	0.5%	15	0.6%	2	13.3%
Property taxes	69	2.1%	65	2.7%	4	6.2%
Management company indirect	116	3.5%	107	4.4%	9	8.4%
Corporate expense	107	3.3%	94	3.9%	13	13.8%

Cost of operations	492	15.0%	336	13.9%	156	46.4%

Operating profit	$2,790	85.0%	2,089	86.1%	701	33.6%

Development Segment:

	Three months ended March 31
(dollars in thousands)	2023	2022	Change

Lease revenue	$486	383	103

Depreciation, depletion and amortization	55	45	10
Operating expenses	94	211	(117)
Property taxes	287	355	(68)
Management company indirect	511	490	21
Corporate expense	574	521	53

Cost of operations	1,521	1,622	(101)

Operating loss	$(1,035)	(1,239)	204

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Stabilized Joint Venture Segment:

	Three months ended March 31
(dollars in thousands)	2023	%	2022	%	Change	%

Lease revenue	$5,276	100.0%	5,060	100.0%	216	4.3%

Depreciation, depletion and amortization	2,264	42.9%	2,564	50.7%	(300)	-11.7%
Operating expenses	1,488	28.2%	1,414	27.9%	74	5.2%
Property taxes	531	10.1%	555	11.0%	(24)	-4.3%
Management company indirect	98	1.9%	85	1.7%	13	15.3%
Corporate expense	91	1.7%	76	1.5%	15	19.7%

Cost of operations	4,472	84.8%	4,694	92.8%	(222)	-4.7%

Operating profit	$804	15.2%	366	7.2%	438	119.7%

Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes. We provide Pro-rata net operating income (NOI) because we believe it assists investors and analysts in estimating our economic interest in our consolidated and unconsolidated partnerships, when read in conjunction with our reported results under GAAP. This measure is not, and should not be viewed as, a substitute for GAAP financial measures.

Pro-rata Net Operating Income Reconciliation
Three months ended 03/31/23 (in thousands)
			Stabilized
	Asset		Joint	Mining	Unallocated	FRP
	Management	Development	Venture	Royalties	Corporate	Holdings
	Segment	Segment	Segment	Segment	Expenses	Totals
Net Income (loss)	215	(2,608)	(255)	2,034	1,020	406
Income Tax Allocation	80	(967)	(36)	754	378	209
Income (loss) before income taxes	295	(3,575)	(291)	2,788	1,398	615

Less:
Unrealized rents	82	—	—	48	—	130
Gain on sale of real estate	—	—	—	10	—	10
Interest income	—	972	—	—	1,410	2,382
Plus:
Unrealized rents	—	—	45	—	—	45
Equity in loss of Joint Ventures	—	3,512	101	12	—	3,625
Interest Expense	—	—	994	—	12	1,006
Depreciation/Amortization	278	55	2,264	183	—	2,780
Management Co. Indirect	114	511	98	116	—	839
Allocated Corporate Expenses	182	574	91	107	—	954

Net Operating Income (loss)	787	105	3,302	3,148	—	7,342

NOI of noncontrolling interest	—	—	(1,502)	—	—	(1,502)
Pro-rata NOI from unconsolidated joint ventures	—	926	222	—	—	1,148

Pro-rata net operating income	$787	1,031	2,022	3,148	—	6,988

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Pro-rata Net Operating Income Reconciliation
Three months ended 03/31/22 (in thousands)
			Stabilized
	Asset		Joint	Mining	Unallocated	FRP
	Management	Development	Venture	Royalties	Corporate	Holdings
	Segment	Segment	Segment	Segment	Expenses	Totals
Net Income (loss)	108	(1,541)	(274)	2,050	61	404
Income Tax Allocation	40	(572)	(2)	760	23	249
Income (loss) before income taxes	148	(2,113)	(276)	2,810	84	653

Less:
Unrealized rents	128	—	—	53	—	181
Gain on sale of real estate	—	—	—	733	—	733
Equity in gain of Joint Ventures	—	—	85	—	—	85
Interest income	—	803	—	—	95	898
Plus:
Unrealized rents	—	—	46	—	—	46
Equity in loss of Joint Ventures	—	1,677	—	12	—	1,689
Interest Expense	—	—	727	—	11	738
Depreciation/Amortization	234	45	2,564	55	—	2,898
Management Co. Indirect	92	490	85	107	—	774
Allocated Corporate Expenses	144	521	76	94	—	835

Net Operating Income (loss)	490	(183)	3,137	2,292	—	5,736

NOI of noncontrolling interest	—	—	(999)	—	—	(999)
Pro-rata NOI from unconsolidated joint ventures	—	441	—	—	—	441

Pro-rata net operating income	$490	258	2,138	2,292	—	5,178